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                                                                    Exhibit 1.01


                                   TERMS AGREEMENT



                                            July 9, 1997



Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Attention:  Chief Financial Officer
            -----------------------

Dear Sirs:

         We understand that Smith Barney Holdings Inc., a Delaware corporation (the "Company"), proposes to issue and sell $250,000,000 aggregate principal amount of its 65/8% Notes Due July 1, 2002 (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached hereto at 99.476% of the principal amount thereof, plus accrued interest from July 1, 1997, to the date of delivery. The Closing Date shall be July 14, 1997 at 8:30 a.m. at the offices of Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013.

         The Securities shall have the following terms:

       Title:                65/8% Notes Due July 1, 2002

       Maturity:             July 1, 2002

       Interest Rate:        65/8%

       Interest Payment
         Date:               January 1 and July 1 commencing January 1, 1998

       Regular Record
         Dates:              December 15 and June 15

       Initial Price
         To Public:          99.976% of the principal amount thereof plus
                             accrued interest from July 1, 1997, to date of payment and delivery


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       Redemption
         Provisions:         The Securities are not redeemable by the Company
                             prior to maturity

         All the provisions contained in the document entitled "Smith Barney Shearson Holdings Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated October 29, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

         Basic Provisions varied with respect to this Term Agreement:

(A) Notwithstanding the provisions set forth in Section 3 of the Basic Provisions, the Company and the Underwriter hereby agree that the Securities will be in the form of Book-Entry Notes and shall be delivered on July 14, 1997 against payment of the purchase price to the Company by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct; and

(B) In the first line of Section 2(a), delete "A registration statement on Form S-3 (File No. 33-70340), including a prospectus, relating to the Securities has been prepared" and insert in lieu thereof "A registration statement on Form S-3 (File No. 333-17831), including a prospectus, relating to the Securities has been prepared." Any references in the Basic Provisions to a Registration Statement shall be deemed a reference to such Registration Statement on Form S-3.

         The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Section 2720 to the By-Laws of the National Association of Securities Dealers, Inc.

         A. George Saks, Esq., is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is counsel to the Underwriters.

         Please accept this offer no later than 9:00 p.m. on July 9, 1997, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to


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us, or by sending us a written acceptance in the following form:

         "We hereby accept your offer, set forth in the Terms Agreement, dated July 9, 1997, to purchase the Securities on the terms set forth therein."

                                       Very truly yours,


                                       SMITH BARNEY INC.
                                       CS FIRST BOSTON CORPORATION
                                       CHASE SECURITIES, INC.
                                       J.P. MORGAN SECURITIES INC.
                                       SALOMON BROTHERS INC
                                       UBS SECURITIES LLC

                                       By SMITH BARNEY INC.


                                       By: /s/ Robert H. B. Baldwin, Jr.
                                          ---------------------------------
                                          Name:  Robert H. B. Baldwin, Jr.
                                          Title: Managing Director


ACCEPTED:

SMITH BARNEY HOLDINGS INC.



By: /s/ Firoz B. Tarapore
   --------------------------
   Name:  Firoz B. Tarapore
   Title: Assistant Treasurer


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Underwriters                      Principal Amount
------------                      ----------------
Smith Barney Inc.                 $ 41,670,000
CS First Boston Corporation         41,666,000
Chase Securities, Inc.              41,666,000
J.P. Morgan Securities Inc.         41,666,000
Salomon Brothers Inc                41,666,000
UBS Securities LLC                  41,666,000
                                  ------------
    Total                         $250,000,000


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